Exhibit 10.21

AMENDED AND RESTATED SECURITIES EXCHANGE AND SETTLEMENT

AGREEMENT

This Amended and Restated Securities Exchange and Settlement Agreement, dated as of August 15, 2014 (this “Agreement”), between M Line Holdings, Inc., a Nevada corporation (inclusive of any Subsidiaries, “Issuer”), and Beaufort Capital Partners LLC (“Investor”) (Issuer and Investor may hereinafter be referred to individually as a “Party” or jointly as the “Parties”).

WHEREAS, Issuer issued a certain amended debt security in the form of an Credit Loan Note in the principal face amount of one hundred thousand dollars (USD$100,000) to Utica Leaseco, LLC (“Original Holder”) as of July 1, 2014, which Credit Loan Note was issued to the Original Holder on October 8, 2012 and tacks back to such date, a copy of which Credit Loan Note is annexed hereto as Exhibit A and made a part hereof (the “Debt Securities Instrument”);

WHEREAS, pursuant to a certain Debt Securities Assignment and Purchase Agreement between Original Holder and Investor, and confirmed by the Issuer, dated as of July 1, 2014, a copy of which is annexed hereto as Exhibit B (the “Debt Assignment and Purchase Agreement”), Investor has heretofore acquired from Original Holder all rights and interest in and to the debt securities reflected in the Debt Securities Instrument, in the principal and interest amount of one hundred thousand dollars (USD$100,000.00) (the “Debt Securities”) in consideration of a cash sum following such securities having become eligible for resale based on certain conditions pursuant to exemption from registration under Rule 144 (such securities acquisition, the “144 Debt Conveyance”), and Investor is now the sole Beneficial Owner of the Debt Securities;

WHEREAS, notwithstanding that, in accordance with its stated terms, the Debt Securities Instrument is silent as to its rights of exchange or convertibility into shares of the common stock of Issuer, $0.001 par value per share (the “Issuer Common Stock”), and without regard to the non-existence of terms of an existing “conversion” provision in the Debt Securities Instrument, Investor desires to exchange the Debt Securities from time to time hereinafter for equity securities in the form of unrestricted shares of Issuer Common Stock, and Issuer desires to facilitate such exchange, in each case pursuant to their respective economic interests and in each case as more specifically and filly set forth herein; and

WHEREAS, subject to certain conditions, and pursuant to Section 3(a)(9) of the Securities Act, one or more exchanges of the Debt Securities for shares of Issuer Common Stock (each, a “3(a)(9) Exchange”) while beneficially held by Investor is/are eligible to be effected without registration as more specifically and frilly provided herein;

NOW, THEREFORE, the Parties hereby acknowledge, represent, warrant, covenant and agree, in each case as applicable, as follows for the benefit of each other as well as the benefit of the securities legal counsel and securities transfer agent professionals involved in the 144 Debt Conveyance and any one or more 3(a)(9) Exchanges hereunder (such transactions collectively, the “Transactions”):

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1.       Recitals. The foregoing recitals are hereby incorporated by reference into this Agreement and made a part hereof.

2.        Definitions. For purposes of this Agreement, the following terms, when appearing in their capitalized forms as follows, shall have the corresponding assigned meanings:

“144 Debt Conveyance” – shall have the meaning specified in the second paragraph of the recitals to this Agreement.

“3(a)(9) Exchange” – shall have the meaning specified in the fifth paragraph of the recitals to this Agreement.

“Affiliate” – with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Agreement” – shall have the meaning specified in the preamble above.

“Authorization” – any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” – with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

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“Clearing Date” – the first date upon which both (i) the Exchange Shares under any Exchange Notice have been deposited into the Investor’s designated brokerage account, and (ii) the Investor has thereafter received confirmation from its brokerage firm that it may execute trades involving such Exchange Shares.

“Control” (including “Controlled By” and “Under Common Control With”) – the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Current Form 10 Information” – for a given registrant/company, such information as is or may be required by the SEC to satisfy the financial and other disclosure requirements of SEC Form 10 within the meaning of Rule 144.

“Current Public Information” – in an appropriate format the information concerning a given issuer specified in paragraphs (a)(5)(i) to (xiv) inclusive, and paragraph (a)(5)(xvi), of Rule 15c2-11 of the Rules and Regulations promulgated under the Exchange Act.

“Debt Securities” – shall have the meaning specified in the second paragraph of the recitals to this Agreement.

“Debt Securities Instrument” – shall have the meaning specified in the first paragraph of the recitals to this Agreement.

“DTC” – The Depository Trust Company, a subsidiary of DTCC.

“DTCC” – The Depository Trust & Clearing Corporation.

“DTC Eligibility” / “DTC Eligible” – in respect of a given security, its eligibility to be traded electronically in book-entry form through DTC.

“DWAC” – DTC’s Deposit Withdrawal Agent Commission system.

“Exchange Act” – the Securities and Exchange Act of 1934, as amended.

“Exchange Amount” – shall have the meaning specified in Section 2.1 of this Agreement.

“Exchange Cap” – the maximum number of shares of Issuer Common Stock that Issuer may issue pursuant to this Agreement and the transactions contemplated hereby without (i) breaching Issuer’s obligations under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Issuer Common Stock may be listed or• quoted, or (ii) obtaining stockholder approval under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Issuer Common Stock may be listed or quoted.

“Exchange Notice” – a written notice to the Investor executed by a duly authorized officer of the Issuer and including an Exchange Request, in each case as the same may be deemed amended in accordance with Section 2.4,3.4.

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“Exchange Notice Date” – shall have the meaning specified in Section 2.4.1 of this

“Exchange Notice Date/Time Stamp” – shall have the meaning specified in Section 2.4.1 of this Agreement.

“Exchange Request” – shall have the meaning specified in Section 2.1 of this Agreement.

“Exchange Shares” – shall have the meaning specified in Section 2.1 of this Agreement.

“Exchange Shares Delivery Period” – in relation to any given Exchange Notice, the period commencing upon the date and time indicated in the Exchange Notice Date/Time Stamp and continuing thereafter for twenty-eight (28) Trading Hours.

“FAST Program” – DTC’s Fast Automated Securities Transfer program, participation in which is a required for DTC Eligibility.

“FINRA” – shall mean the Financial Industry Regulatory Authority.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Gypsy Swap” – any series of transactions in which, by arrangement or otherwise, the resale of an outstanding unrestricted security by the then holder thereof results, directly or indirectly, and no matter the sequence of such transactions, in a capital infusion into the issuing company.

“Investor” – shall have the meaning specified in the preamble to this Agreement.

“Investor Holding Period” – shall have the meaning specified in Section 2.1 of this Agreement.

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“Issuer” – shall have the meaning specified in the preamble to this Agreement.

“Issuer Common Stock” – shall have the meaning specified in the fourth paragraph of the recitals to this Agreement.

“Issuer’s Share Delivery Obligation” – shall have the meaning specified in Section 2.4.3.3 of this Agreement.

“Knowledge” – of a given Person, and with respect to any fact or matter, the actual knowledge of the directors and executive officers of such Person and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

“Material Adverse Effect” – with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, or (b) impairs the ability of such Person to perform its obligations under this Agreement.

“Officer’s Certificate” – shall have the meaning specified in Section 2.4.3.2 of this Agreement.

“Officer’s Certificate Deadline” – shall have the meaning specified in Section 2.4.3,2 of this Agreement.

“Officer’s Certificate Delivery Obligation” – shall have the meaning specified in Section 2.4.3.2 of this Agreement.

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“Order” – any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“Original Holder” – shall have the meaning specified in the first paragraph of the recitals to this Agreement.

“OTC” – over-the-counter.

“OTCPink” – the OTCMarkets tier for companies that are not SEC Reporting Companies but that regularly file and make available Current Public Information reports and that are current in such filings as of the date hereof

“OTCOB” – the base level OTCMarkets tier for SEC Reporting Companies.

“Ownership Limitation” – at any given point in time, 4.99%.

“Parties” – shall have the meaning specified in the preamble to this Agreement.

“Person” – an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section I3(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Pricing Period” – in relation to any Exchange Shares, the twenty (20) Trading Days immediately preceding the date upon which Investor shall have delivered to Issuer the corresponding Exchange Notice.

“Principal Market” – as of any given date, whichever of the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange, the OTCQB, or the OTCPink is at the time the principal trading exchange or market for the Issuer Common Stock,

“Proceeding” or “Proceedings” – any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any Governmental Authority or any other Person.

“Rule 144” – Rule 144 promulgated under the Securities Act.

“Rule 405” – Rule 405 of Regulation S-T.

“SEC” – shall mean the U.S. Securities and Exchange Commission.

“SEC Reporting Company” – any company with a class of common stock registered under Section 12 of the Exchange Act and that, as of the date hereof is, and for at least the ninety (90) day period immediately preceding the date hereof has been, subject to the periodic and other reporting requirements of either Section 13 or 15(d) of the Exchange Act.

“Securities Act” – the Securities Act of 1933, as amended.

“Shell Company” – a company having no or nominal operations and either (a) no or nominal assets, (b) assets consisting solely of cash and cash equivalents, or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.

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“Stock Price” – on any given Trading Day, the lowest traded stock price (as reported by a direct feed service) of the Issuer Common Stock on the Principal Market’ or, if the Issuer Common Stock is not traded on a Principal Market, the highest reported bid price for the Issuer Common Stock, as provided by FINRA.

“Trading Day” – any day during which the Principal Market shall be open for business.

“Trading Hours” – for any given Trading Day, those hours between 9:30 am (U.S.) Eastern Time and 4:30 pin (U.S.) Eastern Time.

“Transactions” – shall have the meaning specified in the sixth paragraph of the recitals to this Agreement.

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“Transfer Agent” – as of any given date, the transfer agent firm engaged by Issuer to perform securities transfer agent and related services for the Issuer and which, as of the date of this Agreement, is VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY, 11516.

“Transfer Agent Instruction Letter” – shall have the meaning specified in Section 2.4.3.1 of this Agreement.

“Transfer Agent Instruction Delivery Deadline” – shall have the meaning specified in Section 2.4.3.1 of this Agreement.

“Transfer Agent Instruction Delivery Requirement” – shall have the meaning specified in Section 2.4.3.1 of this Agreement.

“Transfer Agent Legal Opinion Letter” – shall have the meaning specified in Section 2.4.3.2of this Agreement.

2.        The 3(a)(9) Exchange(s).

2.1          (a) Generally. Subject to the terms, conditions and limitations of this Agreement, for so long as any amounts payable under the Debt Securities remain (i) unexchanged for shares of Issuer Common Stock hereunder, or (ii) unpaid and outstanding (such period being deemed the “Investor Holding Period”), the Investor shall have a continuing right in its sole and exclusive discretion, through the delivery by Investor to Issuer of an Exchange Notice, to elect to exchange as part of a 3(a)(9) Exchange (in each instance, an “Exchange Request”) all or any part of the amount of any principal and/or accrued but unpaid interest thereon (as set forth within any such Exchange Notice, the “Exchange Amount”) for a number of fully-paid and non-assessable shares of Issuer Common Stock equal to the lower of (A) the Exchange Amount divided by $.0001 and (B) the Exchange Amount divided by fifty percent (50%) of the Stock Price during the Pricing Period (such result in each instance constituting the “Exchange Shares”); provided, however, that any and all obligations under the Debt Securities shall remain unaffected during such Investor Holding Period for all or any part thereof remaining unexchanged, including without limitation any events or other terms of default. In connection with this provision, the Debt Securities Instrument shall be deemed to have been incorporated by reference herein with all rights and obligations attendant thereto and arising thereunder to be continuing unaffected hereby but only insofar as not in conflict at any given time with any superseding provisions of this Agreement.

(b) Exception. Notwithstanding the paragraph above, if the Issuer’s share price, as reported on its Principal Market, at any time on or before October 7, 2014 (i) loses the bid (ie..0001 on the ask with zero market makers on the bid level 2), (ii) loses DTC eligibility, or (iii) becomes “chilled for deposit”, then the fixed Exchange Amount shall be divided by .00001 in order to calculate the Exchange Shares.

2.2          Certain Acknowledgments and Covenants. Each of Issuer and Investor hereby (a) acknowledge that they are aware and understand that, in order to be eligible for exemption from registration under the Securities Act, any 3(a)(9) Exchange(s) hereunder may not involve (i) any additional consideration beyond the Debt Securities being surrendered/exchanged by the Investor, or (H) any payment by the Issuer of any commission or other remuneration either directly or indirectly for the solicitation of such exchange(s), and (b) covenant that any 3(a)(9) Exchange(s) hereunder shall not involve (i) any additional consideration beyond the Debt Securities being surrendered/exchanged by the Investor, or (ii) any payment by the Issuer of any commission or other remuneration either directly or indirectly for the solicitation of such exchange(s).

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2.3         Resale Eligibility of Exchange Shares. Given the issuance date and nature of the Debt Securities, the eligibility for resale exemption from registration of the 144 Debt Conveyance, and the fact that a duly qualified 3(a)(9) Exchange does nothing to affect the tradeability status of the securities exchanged, any Exchange Shares, upon issuance, shall be eligible for unrestricted resale under Section 4(l) of the Securities Act.

2.4         Mechanics and Related Matters.

2.4.1        Delivery of Exchange Notice. Any given Exchange Notice shall be deemed to have been delivered to the Issuer as of the date (the “Exchange Notice Date”) and time of dispatch by email to the Issuer as set forth on the email so dispatched, provided, however, that no reasonably compelling basis upon which to challenge such date and time exists and has been provided to Investor (in each case, the “Exchange Notice Date/Time Stamp”).

2.4.2       Certain Exchange Notice Limitations. Anything in this Agreement to the contrary notwithstanding, in no event shall any Exchange Notice be deemed valid (i) if and to the extent that fulfillment of the Exchange Request contained therein would cause the aggregate number of shares of Issuer Common Stock beneficially owned by the Investor and its affiliates, including those in relation to which it/they have a right to acquire within sixty (60) days, to exceed the Ownership Limitation, or (ii) if at such time the Issuer Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange, and to the extent that that fulfillment of the Exchange Request contained therein would cause the aggregate number of shares of Issuer Common Stock issued pursuant to this Agreement, when combined with all shares of Issuer Common Stock issued pursuant to any transactions with which they may be aggregated with other transactions for purposes of and under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may at such time be listed or quoted, would cause the aggregate number of shares of Issuer Common Stock that would be deemed issued pursuant to this Agreement, to exceed the Exchange Cap. In the event that any Exchange Notice shall have been delivered by Investor to Issuer but is invalid to any extent in accordance with the foregoing, such Exchange Notice shall be void ab initio but only to the extent of such invalidity.

2.4.3      Delivery and Settlement of Exchange Shares.

2.4.3.1          Transfer Agent Instruction Requirement. Upon receipt of an Exchange Notice, Issuer shall immediately, but in no event more than two (2) Trading Days (the “Transfer Agent Instruction Delivery Deadline”), deliver a letter to Transfer Agent, by email as a .pdf attachment and with a cc (courtesy copy) email to Investor, such letter to be in the form annexed hereto as Exhibit D and incorporated by reference herein, inclusive of the unanimous written board consent annexed thereto (the “Transfer Agent Instruction Letter”), in each case filled in as appropriate based on the information set forth in the corresponding Exchange Notice, or deemed set forth in the corresponding Exchange Notice in accordance with Section 2.4.3.4 below (the “Transfer Agent Instruction Delivery Requirement”).

2.4.3.2          Officer’s Certificates. In connection with the delivery of any Exchange Shares, the cost of obtaining any formal written legal opinion reasonably requested by Transfer Agent, including any one or more concluding that such Exchange Shares be delivered free of any restrictive legend (each, a “Transfer Agent Legal Opinion Letter”), shall be borne by Investor, and it shall be within the exclusive discretion of Investor as to what legal firm shall be engaged for this purpose. Promptly upon delivery via email by Investor’s designated counsel to the president and chief executive officer of Issuer at the email address provided in Section 5 of this Agreement (but in no event more than two [2] Trading Days) (the “Officer’s Certificate Deadline”) of any officer’s certificates identified in such email as being required by Investor’s designated counsel for purposes of Investor’s designated counsel being able to deliver the Transfer Agent Legal Opinion Letter (each, an “Officer’s Certificate”), the president and chief executive officer of Issuer shall duly execute and return to Investor’s designated counsel, in .pdf format at the email address from which the corresponding unexecuted Officer’s Certificate(s) had been received, such duly executed Officer’s Certificate (the “Officer’s Certificate Delivery Obligation”).

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2.4.3.3       Share Delivery Obligation. Subject only to the limitations set forth in Section 2.4.2 above and any delays in delivery to Transfer Agent of the Transfer Agent Legal Opinion Letter, and within the applicable Exchange Share Delivery Period, Issuer shall be obligated to and shall take any and all steps required to either (a) if Transfer Agent is not participating in the DTC FAST Program during the applicable Exchange Share Delivery Period, and/or the Exchange Shares are not DTC Eligible, deliver for settlement to the window of Investor’s brokerage account (as designated in the Transfer Agent Instruction Letter) physical certificates representing the Exchange Shares deliverable pursuant to the corresponding Exchange Request, or (b) if Transfer Agent is participating in the DTC FAST Program during the applicable Exchange Share Delivery Period, and/or the Exchange Shares are DTC Eligible, cause such transfer agent to effectuate delivery and settlement of such Exchange Shares electronically, in book-entry form, by appropriately crediting the account of the Investor’s prime broker (as designated in the Transfer Agent Instruction Letter) with DTC through its DWAC System and providing proof satisfactory to the Investor thereof (in relation to any given Exchange Request, the “Issuer’s Share Delivery Obligation”).

3.         Representations and Warranties of Issuer. Issuer hereby represents and warrants to Investor, which representations and warranties, excepting (c) below, shall be deemed to be repeated by Issuer on each day on which any amounts payable under the Debt Securities, including interest, remain (i) unexchanged for shares of Issuer Common Stock hereunder, or (ii) unpaid and outstanding, that:

(a)     it is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada;

(b)      it has taken all requisite corporate and other action to authorize, and it has full corporate power and authority without any required further action, to (i) carry on its present business as currently conducted, (ii) own its properties and assets, (iii) execute, deliver, and perform all of its obligations under this Agreement, (iv) have borrowed and to repay with interest the indebtedness evidenced by the Debt Securities, and (v) issue and deliver to Investor or its designee any and all Exchange Shares potentially deliverable pursuant to this Agreement;

(c)     its capitalization as of the date of this Agreement includes (i) five hundred million (500,000,000) shares of Issuer Common Stock authorized, of which two hundred thirty seven million two hundred sixty one thousand eight hundred and eighteen (237,261,818) shares are issued and outstanding, and (ii) ten million (10,000,000) of Issuer preferred stock, par value $0.001 per share authorized, of 200,000 are issued and outstanding, and seven (7) notes/debentures in the combined amount of two hundred eighty five thousand dollars ($285,000) that, in accordance with their terms, are “convertible” into capital stock of Issuer, issued and outstanding;

(d)    the Debt Securities constitute a legal, valid and binding, and past due obligation of Issuer, enforceable against Issuer in accordance with the terms thereof, subject to applicable bankruptcy, reorganization, insolvency, or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law), there is no dispute relating to the validity of such obligation, and any defenses to its validity have been waived in their entirety;

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(e)     the execution, delivery and performance of this Agreement, the payment of all amounts due under the Debt Securities by Issuer, and the consummation of the Transactions, do not and will not (i) violate any provision of its articles of incorporation or bylaws, (ii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which Issuer is a party or by which it or any of its properties or assets are bound, (iii) conflict with any Law, statute, rule or regulation or any Order, judgment or ruling of any court or other agency of government to which it is subject or any of its properties or assets may be bound or affected, in each case except where such conflict would not have a Material Adverse Effect on Issuer, or (iv) result in the creation or imposition of any Lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of Issuer;

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(f)      it is currently an SEC Reporting Company.

(g)     it is not a Shell Company, and, if it ever was a Shell Company, it (i) has ceased to be a Shell Company; (ii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) month period immediately preceding the date of this Agreement (or for such shorter period as it has been required to file such reports and materials), other than current reports on Form 8-K, and (iii) has filed Current Form 10 Information with the SEC reflecting its status as an entity that is no longer a Shell Company, and at least one (1) year has elapsed since such Current Form 10 Information was filed;

(h)     the Issuer Common Stock currently trades publicly on the OTCQB market on under the symbol “MLHC” and is not currently subject to any trading halts, suspensions, delistings or similar actions imposed by the SEC, FINRA, or any other regulatory or similar authorities and no members of its management or board of directors is aware or has any reason to be aware of any such threatened halts, suspensions, delistings or similar actions;

(i)      the Issuer Common Stock is currently DTC Eligible, Transfer Agent is participating in the DTC FAST Program, and no DTC “chill” has been imposed upon the Issuer Common Stock;

(j)       its management understands what a Gypsy Swap is and that such arrangements are deemed to constitute unlawful schemes to evade the registration requirements of the Securities Act, and has no knowledge of any such arrangements in connection with the Transactions;

(k)     there are no legal actions, suits, arbitration proceedings, investigations or other Proceedings pending or, to the reasonable knowledge of Issuer’s officers or directors, threatened against Issuer which, if resolved unfavorably would have a Material Adverse Effect on the financial condition of Issuer or the validity or enforceability of, or Issuer’s ability to perform its obligations under, the Debt Securities and/or this Agreement; and

(l)       all governmental and other consents, authorizations, approvals, licenses and orders that were required to have been obtained by Issuer with respect to the Debt Securities and/or its issuance were duly obtained and remain in full force and effect and all conditions of any such consents, Authorizations, approvals, licenses and orders have been complied with.

4.        Covenants of Issuer. In addition to the other obligations hereunder and under the Debt Securities, and for so long as any amounts payable under the Debt Securities, including interest, remain (i) unexchanged for shares of Issuer Common Stock hereunder, or (ii) unpaid and outstanding, Issuer hereby covenants to the Investor as follows:

(a)     upon issuance, any Exchange Shares shall be duly authorized, fully paid and nonassessable;

(b)     it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to Investor without also disseminating such information to the public in accordance with applicable Law, unless prior to disclosure of such information Issuer identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review;

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(c)     it shall timely file all reports required by it to be filed, in each case in full compliance with the content requirements thereof, and shall meet all other of its obligations under the Exchange Act;

(d)     it shall take any and all steps as may be necessary to insure that the Issuer Common Stock continues to trade publicly and does not become the subject of any trading halts, suspensions, delistings or similar actions imposed by the SEC, FINRA, or any other regulatory or similar authorities;

(e)     it shall take any and all steps as may be necessary to insure that the Issuer Common Stock continues to be DTC Eligible, that Transfer Agent continue to participate in the DTC FAST Program, and that no DTC “chill” is imposed upon the Issuer Common Stock;

(f)      it shall take any and all steps as may be necessary to insure that it avoid becoming or otherwise being deemed by the SEC a Shell Company;

(g)     it shall not issue any shares of Issuer Conunon Stock under this Agreement which, when aggregated with all other shares of Issuer Common Stock then beneficially owned by Investor and its affiliates, including those in relation to which it/they have a right to acquire within sixty (60) days, would result in the beneficial ownership by Investor and its affiliates to exceed the Ownership Limitation, and, upon the written or telephonic request of Investor from time to time, Issuer shall confirm to Investor within one (1) Trading Day of such request the number of shares of Issuer Common Stock then outstanding;

(h)     it shall not initiate or otherwise execute any share buybacks of the Issuer Common Stock that would have the effect of increasing Investor’s percentage beneficial ownership together with its affiliates, including those in relation to which it/they have a right to acquire within sixty (60) days, to exceed the Ownership Limitation;

(i)      if the Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange during the Investor Holding Period, it shall not issue any shares of Issuer Common Stock pursuant to this Agreement to the extent that after giving effect thereto, the aggregate number of all shares of Issuer Common Stock that would be issued pursuant to this Agreement, together with all shares of Issuer Common Stock issued pursuant to any transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Issuer Common Stock may be listed or quoted, would exceed the Exchange Cap, unless and until Issuer elects to solicit stockholder approval of the transactions contemplated by this Agreement and the stockholders of Issuer have in fact so approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of The Nasdaq Stock Market, any other Principal Market on which the Issuer Conunon Stock may be listed or quoted, and the Issuer’s articles of incorporation and bylaws; and

(j)      it shall not knowingly be a participant in any Gypsy Swap in connection with the Transactions or otherwise.

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5.      Notices.    Except as otherwise expressly set forth herein, any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, or when sent by email to either Issuer at its address below, or to Investor at its address below, or such other address as either Party shall have notified the other in writing as provided herein from and after the date hereof.

If to Issuer:

M Line Holdings, Inc.

2672 Dow Avenue

Tustin, CA 92780

Att: Tony Anish

If to Investor:

Beaufort Capital Partners LLC

660 White Plains Road, Suite

455 Tarrytown, NY 10591

Att: Leib Schaeffer

6.    Governing Law. This Agreement and the Exhibits hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

7.     Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.     Counterparts. This Agreement may be executed and delivered (including by facsimile or email .pdf file format attachment transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.     Integration: Modification. This Agreement, including the Exhibits hereto, constitutes the entirety of the rights and obligations of each of the Investor and Issuer with respect to the subject matter hereof. No provision of this Agreement may be modified except by an instrument in writing signed by the Party against whom the enforcement of any such modification is or may be sought.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

“ISSUER”

M LINE HOLDINGS, INC.

	By:	/s/ Tony Anish
Name: Tony Anish
Title: President

“INVESTOR”

BEAUFORT CAPITAL PARTNERS LLC

By:
Name: Leib Schaeffer
Title: Managing Member

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